Exhibit 4.1


                        WRITTEN CONSENT OF THE DIRECTORS
                                       OF
                       P.D.C. INNOVATIVE INDUSTRIES, INC.

         The undersigned, constituting all of the directors of P.D.C. Innovative Industries, Inc., a Nevada corporation, (the "Corporation"), hereby adopts the following resolutions pursuant to Section 78.315 of the Nevada General Corporation Law:

         WHEREAS, in accordance with applicable Nevada corporate law, the Board of Directors deems it to be in the best interests of the Corporation to authorize: (i) the issuance of 160,000 shares of the Corporation's common stock to a certain employee of the Corporation in lieu of salary for having provided and continuing to provide services to the Corporation as an employee of a non-capital raising nature; (ii) the issuance of 600,000 shares of the Corporation's common stock to legal counsel to the Corporation for having provided and continuing to provide legal consulting services to the Corporation of a non-capital raising nature; and (iii) the issuance of 280,000 shares of the Corporation's common stock to consultant for the Corporation who have provided, and continue to provide, marketing and sales assistance to the Corporation relating to its Hypo-Pro 2000 product (all of such shares, aggregating 1,040,000, are collectively referred to herein as the "Shares");

         NOW, THEREFORE, BE IT RESOLVED, that the Corporation cause the issuance of the Shares to such persons pursuant to a Form S-8 Registration Statement to be filed by the Corporation's legal counsel with the U.S. Securities and Exchange Commission; and that each and every officer of the Corporation is authorized to do and perform, or cause to be done and performed, any and all actions and things which may be necessary, desirable or convenient to effectuate the purposes and intents of the foregoing resolution.


Dated as of November 4, 2002



                                                      /s/ Sandra Sowers
                                                     -------------------------
                                                     Sandra Sowers, Director


                                                     /s/ Fern Marlene Kennedy
                                                     --------------------------
                                                     Fern Marlene Kennedy